Exhibit 99.1

NEWS

INVESTOR CONTACT:  (818) 225-3550

David Bigelow or Lisa Riordan

MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS OCTOBER 2006 OPERATIONAL RESULTS

CALABASAS, CA (November 9, 2006) — Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended October 31, 2006.  Key operational results included the following:

•                  Mortgage loan fundings for the month of October reached $41 billion, an increase of 9 percent from September 2006, but were down 12 percent from October 2005.  Year-to-date funding volume totaled $375 billion, a decrease of 7 percent from the same period a year ago.

–                 Monthly purchase volume was $17 billion, a decrease of 16 percent from October 2005.  Year-to-date purchase volume totaled $173 billion, a decrease of 10 percent from the same prior year period.

–                 Home equity loan fundings of $3.6 billion were essentially flat as compared to October 2005.  Year-to-date home equity activity was $39 billion, an increase of 11 percent from last year.

–                 Nonprime loan fundings were $3.3 billion, as compared to $3.9 billion for October 2005.  Year-to-date nonprime volume was $34 billion, a decrease of 7 percent from the prior year period.

–                 On a consolidated basis, Countrywide funded $4.3 billion in pay-option loans during the month as compared to $8.5 billion in October 2005.  Year-to-date pay-option fundings were $58 billion as compared to $79 billion for the same period last year.

–                 It should be noted that the various mortgage loan funding categories listed above are not mutually exclusive and are not intended to equal 100 percent of total fundings.

•                  Average daily mortgage loan application activity in October was $2.6 billion as compared to $2.8 billion in October 2005.  The mortgage loan pipeline was $61 billion at October 31, 2006 as compared to $71 billion at October 31, 2005.

•                  The mortgage loan servicing portfolio continued its growth, reaching $1.26 trillion at October 31, 2006.  This is an increase of $193 billion, or 18 percent, from October 31, 2005.

•                  Banking Operations’ assets were $83 billion at October 31, 2006, an increase of 15 percent from October 31, 2005.

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

•                  Securities trading volume in the Capital Markets segment rose 11 percent from October 2005 to reach $300 billion for October 2006.  Year-to-date securities trading volume reached $3.1 trillion, an increase of 6 percent from the year-ago period.

•                  Net earned premiums from the Insurance segment totaled $101 million, an increase of 16 percent from October 2005.  On a year-to-date basis, net earned premiums were $965 million, an increase of 30 percent from the same prior year period.

“October operational results reflect both seasonal and economic mortgage market conditions,” said Angelo R. Mozilo, Chairman and Chief Executive Officer.  “As a result, purchase activity has started to slow.  However, following the drop in interest rates during the month of September, October refinance activity increased to $24 billion — the highest dollar volume since October 2005.  The servicing portfolio continued to grow, reaching $1.26 trillion.  Positive year-over-year operational results for the month of October were delivered by our non-mortgage banking businesses.  Banking Operations’ assets increased 15 percent, Capital Markets had an 11 percent growth in securities trading volume, and Insurance segment net premiums earned increased by 16 percent.”

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000, and Fortune 500.  Through its family of companies, Countrywide: originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company.  For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:  competitive and general economic conditions in each of our business segments; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade ratings that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; failure to attract and retain a highly skilled workforce; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)

(Dollars in Millions)

	Month Ended		Year-to-Date
	October 31,	October 31,	October 31,	October 31,
	2006	2005	2006	2005
LOAN PRODUCTION
Number of Working Days in the Period	22	21	211	210
Average Daily Mortgage Loan Applications	$2,642	$2,806	$2,626	$2,726
Mortgage Loan Pipeline (loans-in-process)	$60,939	$70,644
Commercial Real Estate Loan Pipeline (loans-in-process)	$181	$339

Loan Fundings:
Consumer Markets Division	$13,669	$14,534	$129,021	$128,317
Wholesale Lending Division	7,464	8,206	81,106	86,325
Correspondent Lending Division	19,399	21,099	149,197	174,615
Capital Markets	576	2,933	15,518	15,332
Total Mortgage Loan Fundings	41,108	46,772	374,842	404,589
Commercial Real Estate Fundings	406	507	3,715	2,916
Total Loan Fundings	$41,514	$47,279	$378,557	$407,505

Bank Mortgage Loan Fundings (2)	$17,206	$2,936	$90,652	$42,271

Loan Fundings in Units:
Consumer Markets Division	83,206	91,233	827,880	839,015
Wholesale Lending Division	36,813	40,184	395,210	428,215
Correspondent Lending Division	96,120	101,453	749,137	894,975
Capital Markets	2,594	10,932	59,705	59,990
Total Mortgage Loan Fundings in Units	218,733	243,802	2,031,932	2,222,195
Commercial Real Estate	97	29	463	195
Total Loan Fundings in Units	218,830	243,831	2,032,395	2,222,390

Bank Mortgage Loan Units (2)	99,553	30,026	601,276	352,164

Mortgage Loan Fundings: (3)
Purchase	$17,287	$20,693	$173,282	$191,640
Non-purchase	23,821	26,079	201,560	212,949
Total Mortgage Loan Fundings	$41,108	$46,772	$374,842	$404,589

Mortgage Loan Fundings by Product:
Government Fundings	$1,241	$958	$10,677	$8,936
ARM Fundings	$15,471	$23,146	$174,242	$213,563
Home Equity Fundings	$3,571	$3,569	$38,800	$34,972
Nonprime Fundings	$3,254	$3,876	$33,799	$36,333

MORTGAGE LOAN SERVICING (4)
Volume	$1,263,061	$1,070,077
Units	8,043,817	7,294,228
Subservicing Volume (5)	$21,125	$30,641
Subservicing Units	193,170	267,847
Prepayments in Full	$20,142	$20,625	$176,031	$190,836
Bulk Servicing Acquisitions	$3,913	$5,462	$7,028	$48,694
Portfolio Delinquency - CHL (6)	4.43%	4.32%
Foreclosures Pending - CHL (6)	0.56%	0.41%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)

(Dollars in Millions)

	Month Ended		Year-to-Date
	October 31,	October 31,	October 31,	October 31,
	2006	2005	2006	2005
LOAN CLOSING SERVICES (units)
Credit Reports	837,157	800,675	8,547,914	8,181,717
Flood Determinations	290,196	314,302	2,823,818	2,979,396
Appraisals	118,105	111,172	1,058,218	1,000,954
Automated Property Valuation Services	539,126	706,351	6,743,360	6,334,803
Other	21,167	14,424	171,867	152,150
Total Units	1,805,751	1,946,924	19,345,177	18,649,020

CAPITAL MARKETS
Securities Trading Volume (7)	$299,790	$270,724	$3,145,391	$2,958,212

BANKING
Banking Operations Assets (in billions)	$83	$72

INSURANCE
Net Premiums Earned:
Carrier	$81.0	$70.8	$782.2	$594.4
Reinsurance	19.5	15.7	183.1	147.2
Total Net Premiums Earned	$100.5	$86.5	$965.3	$741.6

Period-end Rates
10-Year U.S. Treasury Yield	4.61%	4.57%
FNMA 30-Year Fixed Rate MBS Coupon	5.79%	5.80%

(1)

This data reflects current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)

These loans are processed for Countrywide Bank by the Company’s Mortgage Banking production divisions and are included in “Total Mortgage Loan Fundings” above. The amounts include loans funded for both investment purposes and for sale. The Company will report the amount of such loans subsequently sold on a quarterly basis.

(3)

Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4)	Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.
(5)	Subservicing volume for non-Countrywide entities.
(6)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.
(7)	Includes trades with Mortgage Banking Segment.

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